Exhibit 10.1

[***] Certain portions of this exhibit have been omitted because they are not material and the registrant customarily and actually treats that information as private or confidential. Certain exhibits and schedules to these agreements have been omitted pursuant to Item 601 of Regulation S-K.

EXCHANGE AND TERMINATION AGREEMENT

This EXCHANGE AND TERMINATION AGREEMENT (this “Agreement”), dated as of January 24, 2024 (the “Agreement Date”), is by and among Windtree Therapeutics, Inc., a Delaware corporation (f/k/a Discovery Laboratories, Inc.) (the “Company”), Deerfield Private Design Fund II, L.P. (“DPDF II”), Deerfield PDI Financing II, L.P. (“DPDI Financing II” and together with DPDF II, the “Holders,” and each, a “Holder”) and Deerfield Private Design International II, L.P. (“DPDI II” and, together with the Holders, the “Deerfield Parties” and each a “Deerfield Party”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Milestone Agreement (as defined below).

RECITALS:

A.         The Company, the Deerfield Parties and Deerfield Special Situations Fund, L.P. (“DSS”) previously entered into that certain Exchange and Termination Agreement, dated as of October 27, 2017 (the “Milestone Agreement”), which, among other things, provided for Milestone Payments to be made by the Company to the Holders in connection with the occurrence of Milestone Events.

B.         Prior to the date hereof, DSS assigned its right to receive Milestone Payments to DPDI II and DPDF II. The Milestone Agreement provides for the assignment by DPDI II of its Pro Rata Share of any Milestone Payments to DPDI Financing II.

C.         Pursuant to this Agreement (and subject to the terms and conditions hereof), the Deerfield Parties have agreed to terminate their respective rights to receive Milestone Payments and all related rights and obligations in respect of the Milestone Payments in exchange for (i) cash in the aggregate amount of $200,000, $100,000 of which will be paid upon the execution and delivery of this Agreement (the “Closing Cash Payment”) and $100,000 of which will be paid no later than the Post-Closing Payment Date (as defined below) (the “Post-Closing Cash Payment”) and (ii) an aggregate of 608,272 shares of Common Stock (the “Common Shares”).

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.01.    Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings set forth below.

“Eligible Market” means the New York Stock Exchange, the NYSE American, The Nasdaq Capital Market, The Nasdaq Global Market or The Nasdaq Global Select Market (or, in each case, any successor thereto).

“Knowledge of the Company” means the knowledge, after due inquiry, of the President and Chief Executive Officer, the Interim Chief Financial Officer and any other Senior Vice President or Person holding comparable positions in the Company.

“Post-Closing Payment Date” means the earlier to occur of (i) January 24, 2025 and (ii) the first date as of which the Company and/or any of its subsidiaries shall have issued or sold Securities, or otherwise raised capital, in one or more transactions (whether or not related) consummated after the date of this Agreement resulting in aggregate gross proceeds to the Company and its subsidiaries of at least [***] dollars ($[***]).

“Principal Market” means, with respect to the Common Stock, the principal Eligible Market on which the Common Stock is listed, and with respect to any other security, the principal securities exchange or trading market for such security.

“Standard Settlement Period” means the standard settlement period for equity trades effected by U.S. broker-dealers, expressed in a number of Trading Days, as in effect on the applicable date.

“Trading Day” means, in respect of any security, any day on which trading of such security occurs on its Principal Market. If the Common Shares are not so listed or traded, then “Trading Day” means a Business Day.

“Transaction Documents” means, collectively, this Agreement, the Registration Rights Agreement (as defined below) and any other agreements entered into by the Company in connection with the transactions contemplated hereby and thereby.

ARTICLE II.

CASH PAYMENTS AND SHARE ISSUANCE

Section 2.01.    Cash Payments.

(a)    Upon the execution and delivery of this Agreement by the parties hereto, the Company shall pay to each Holder in cash, by wire transfer of immediately available funds to an account or accounts designated by such Holder in writing, the applicable amount set forth opposite such Holder’s name on Schedule I hereto, representing such Holder’s Pro Rata Share of the Closing Cash Payment.

(b)    On the Post-Closing Payment Date, the Company shall pay to each Holder in cash, by wire transfer of immediately available funds to an account or accounts designated by such Holder in writing, the applicable amount set forth opposite such Holder’s name on Schedule I hereto, representing such Holder’s Pro Rata Share of the Post-Closing Cash Payment.

(c)    If for any reason the Company fails to timely pay to either Holder its Pro Rata Share of the Post-Closing Cash Payment on the Post-Closing Payment Date (the unpaid portion of such payment, the “Default Amount”), then the Default Amount shall accrue interest at the rate of twelve percent (12%) per annum (with such amount accruing daily and compounding quarterly) until the Default Amount shall have been paid to such Holder (by wire transfer of immediately available funds to an account or accounts designated by such Holder) in full.

Section 2.02.    Common Shares.

(a)    Issuance. At the Closing, the Company shall, in accordance with this Section 2.02, issue and deliver to each Holder the number of shares of Common Stock set forth opposite such Holder’s name on Schedule I hereto, representing such Holder’s Pro Rata Share of the Common Shares.

(b)    Delivery of Common Shares. On date hereof, the Company shall cause the transfer agent for the Common Stock (the “Transfer Agent”) to deliver to the Holders’ custodian stock certificates, in the names of the respective Holders, duly executed on behalf of Company and by the Transfer Agent, representing the Common Shares to which each Holder is entitled pursuant to this Section 2.02.

(c)    Registration Rights Agreement. On the date hereof, the Company and the Holders will execute and deliver a Registration Rights Agreement, in the form attached hereto as Exhibit A (as the same may be amended, supplemented, restated or modified and in effect from time to time, the “Registration Rights Agreement”), pursuant to which the Company will provide certain registration rights with respect to the Common Shares under the Securities Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

ARTICLE III.

TERMINATION OF MILESTONE PAYMENT OBLIGATIONS
AND RELATED RIGHTS AND OBLIGATIONS

Section 3.01.    Termination of Milestone Agreement. Subject to the terms and conditions hereof, including receipt by each Holder of its Pro Rata Share of the Closing Cash Payment and the Common Shares on the date hereof but not payment of the Post-Closing Cash Payment, each Deerfield Party hereby agrees that, effective on date hereof, Sections 2.02(b), 2.02(c), 6.02, 6.06, 6.07, 6.08, and 6.09 and Article IV of the Milestone Agreement (the “Milestone Payment Provisions”), including the Company’s obligations in respect of Milestone Payments, shall terminate and be of no further force or effect, and from and after the date hereof none of the parties hereto shall have any ongoing rights or obligations under the Milestone Payment Provisions.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

Section 4.01.    Representations and Warranties of the Deerfield Parties. Each Deerfield Party, severally and not jointly, hereby represents and warrants to the Company as of the date hereof as follows:

(a)    Organization and Good Standing. Such Deerfield Party is a limited partnership duly organized, validly existing and in good standing under the laws of Delaware, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.

(b)    Authority. Such Deerfield Party has the requisite limited partnership power and authority to enter into, and to consummate the transactions contemplated by, this Agreement and, to the extent it is a party thereto, the Registration Rights Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and, to the extent it is a party thereto, the Registration Rights Agreement by such Deerfield Party and the consummation by such Deerfield Party of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of such Deerfield Party.

(c)    Valid and Binding Agreement. This Agreement has been duly executed and delivered by such Deerfield Party and constitutes the valid and binding obligations of such Deerfield Party, enforceable against such Deerfield Party in accordance with its terms, except (1) as limited by general equitable principles and applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(d)    Non-Contravention. The execution and delivery of this Agreement and, to the extent it is a party thereto, the Registration Rights Agreement by such Deerfield Party and the performance by such Deerfield Party of its obligations hereunder and thereunder do not and will not (i) violate any provision of such Deerfield Party’s limited partnership agreement, or (ii) conflict with or result in a material violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which such Deerfield Party is subject.

Section 4.02.    Representations and Warranties of the Holders. Each Holder, severally and not jointly, hereby further represents and warrants to the Company as of the date hereof as follows:

(a)    No Public Sale or Distribution. Such Holder is acquiring its Pro Rata Share of the Common Shares for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of the Securities Act, and such Holder does not have a present arrangement to effect any distribution of the Common Shares to or through any Person in violation of the Securities Act; provided, however, that by making the representations herein, such Holder does not agree to hold any of the Common Shares for any minimum or other specific term and reserves the right to dispose of the Common Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

(b)    Accredited Investor Status; Not a Broker or Dealer. Such Holder is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act. Such Holder is not a broker or dealer registered pursuant to Section 15 of the Exchange Act and is not affiliated with any registered broker-dealer.

(c)    Reliance on Exemptions. Such Holder understands that its Pro Rata Share of the Common Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that Company is relying in part upon the truth and accuracy of such Holder’s representations and warranties set forth herein in order to determine the availability of such exemptions.

Section 4.03.    Representations and Warranties of the Company. The Company hereby represents and warrants to each Deerfield Party as of the date hereof as follows:

(a)    Organization and Good Standing. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.

(b)    Authority. The Company has the requisite corporate power and authority, as applicable, to enter into and to consummate the transactions contemplated by this Agreement and the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby, including the issuance and delivery of the Common Shares, and thereby have been duly authorized by all necessary action on the part of the Company, and no further action of the Company, its board of directors or stockholders is required in connection herewith or therewith.

(c)    Consents. The Company is not required to obtain any consent from, authorization or order of, or make any filing or registration with any Governmental Authority or any Regulatory Agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by this Agreement or the other Transaction Documents, in each case, in accordance with the terms hereof or thereof, except the filings contemplated by the Registration Rights Agreement and the 8-K Filing with the SEC as contemplated by Section 5.03 hereof.

(d)    Valid and Binding Agreement. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies. As of the date hereof, each of the other Transaction Documents will have been duly executed and delivered by the Company and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except: (y) as limited by general equitable principles and applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (z) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(e)    Non-Contravention. The execution and delivery of this Agreement and the other Transaction Documents and the performance by the Company of its obligations hereunder and thereunder do not and will not (i) violate any provision of the Company’s certificate of incorporation, bylaws or other organizational documents (in each case, as amended and/or restated and in effect on the date hereof), (ii) conflict with or result in a material violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or Governmental Authority to which the Company is subject, or by which any property or asset of the Company is bound or affected, or (iii) violate, conflict with, result in a material breach of, or constitute (with or without notice or lapse of time or both) a material default under, or an event which would give rise to any right of notice, modification, acceleration, payment, cancellation or termination under, or in any manner release any party thereto from any material obligation under any permit, agreement, instrument or contract to which the Company is a party or by which any of its properties or assets are bound.

(f)    Issuance of Common Shares. The Common Shares are duly authorized and, when issued in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens or encumbrances, and will not be issued in violation of, or subject to, any preemptive or similar rights of any Person.

(g)    Capitalization. The authorized, issued and outstanding shares of Capital Stock of the Company are as set forth on Schedule II hereto. Except as disclosed in Schedule II hereto and except as provided in this Agreement: (A) there are no outstanding Options or Convertible Securities, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of Capital Stock, Options or Convertible Securities or commitments of any character whatsoever relating to any shares of Capital Stock, Options or Convertible Securities; (B) there are no outstanding securities or instruments of the Company which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Affiliates is or may become bound to redeem a security of Borrower; (C) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Common Shares; and (D) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plans or agreements.

(h)    SEC Reports. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Securities Act and Section 13(a) or 15(d) of the Exchange Act for the two years preceding the date hereof (including, in each case, the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(i)    Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company or any of its Affiliates or representatives to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Deerfield Parties shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 5.02(i) that may be due in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Company or any Affiliate of the Company .

(j)    Exemption from Registration. Assuming the accuracy of Section 4.02(b) herein, no registration under the Securities Act is required for the offer and issuance of the Common Shares by the Company to the Holders as contemplated hereby.

(k)    Not Investment Company. None of the Company, any subsidiary of the Company or any Person controlling the Company is (a) an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act, or otherwise registered or required to be registered, or subject to the restrictions imposed, by the Investment Company Act.

(l)    Not Shell Company. The Company is not, and never has been, a “shell company” (as defined in Rule 12b-2 under the Exchange Act).

(m)    DTC Eligibility. The Common Stock is eligible for clearing through The Depository Trust Company (“DTC”), through its Deposit/Withdrawal At Custodian (“DWAC”) system. The transfer agent for the Common Stock is a participant in, and the Common Stock is eligible for transfer pursuant to, DTC’s Fast Automated Securities Transfer Program. The Common Stock is not, and, since obtaining DWAC eligibility, has not at any time been, subject to any DTC “chill,” “freeze” or similar restriction with respect to any DTC services, including the clearing of transactions in shares of Common Stock through DTC.

(n)    Nasdaq. Since January 1, 2022, (i) the Common Stock has been listed for trading on the Nasdaq Capital Market, (ii) trading in the Common Stock has not been suspended or deregistered by the SEC or The Nasdaq Stock Market LLC, and (iii) except as set forth in the Current Report on Form 8-K filed by the Company with the SEC on June 8, 2022, the Company has received no communication, written or oral, from the SEC or The Nasdaq Stock Market LLC regarding the suspension or termination of trading of the Common Stock on The Nasdaq Capital Market.

(o)    No Integrated Offering. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, has made, or will make, any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering and issuance of the Common Shares to be integrated with other offerings of securities by Company for purposes of the Securities Act and which would require the registration of any such securities under the Securities Act.

(p)    Litigation. There is no action, suit, claim, proceeding or investigation pending or, to the Knowledge of the Company, threatened against the Company or any Affiliate of the Company , at law or in equity, arbitration proceeding to which the Company is a party, or Governmental Authority inquiry pending or, to the Knowledge of the Company, threatened against the Company or any Affiliate of the Company, that, if adversely determined, would have a material, adverse effect on the Company and its subsidiaries’ business, operations, financial position, results of operation or prospects.

ARTICLE V.

COVENANTS

Section 5.01.    No Use of Product. The Company represents, warrants, covenants and agrees that it is not marketing, and has no intention to market or otherwise use or exploit, and that for a period of twelve (12) months following the date hereof it will not market or otherwise use or exploit, the Product or any Product Asset for the treatment of respiratory distress syndrome in premature infants or any other purpose, either alone or together with any other product(s) and/or service(s), and whether marketed or sold as a single unit or packaged together with any other product, except in each case development activities undertaken by or on behalf of Lee’s Pharmaceutical (HK) Ltd. (“Lee’s) under the Amended and Restated License, Development and Commercialization Agreement by and among the Company, Lee’s and Zhaoke Pharmaceutical (Hefei) Co. Ltd. Without limiting the foregoing, Company hereby represents, warrants, covenants and agrees that neither it nor Lee’s has filed, and for a period of twelve (12) months following the date hereof, neither it nor Lee’s will file, a FDA NDA for the Product or with respect to any other Product Asset.

Section 5.02.    Disclosure; Material Non-public Information. On or before 8:00 a.m., New York time, on the first Business Day following the date hereof, the Company shall file with the SEC a Current Report on Form 8-K, which shall describe all the material terms of the transactions contemplated by this Agreement and the Registration Rights Agreement, disclose the consummation of the transactions contemplated by this Agreement and the Registration Rights Agreement, attach this Agreement (including the exhibits and schedules to this Agreement) and the Registration Rights Agreement (in each case, without any redaction therefrom unless otherwise agreed to by the Deerfield Parties) (the “8-K Filing”). The Company represents and warrants that, from and after the filing of the 8-K Filing (and regardless of any redactions permitted pursuant to the immediately preceding sentence), it shall have publicly disclosed all presently material non-public information regarding the Company, its subsidiaries, their securities, any of their Affiliates or any other Person (collectively, “MNPI”) provided or made available to any Deerfield Party (or any Deerfield Party’s agents or representatives) on or prior to the date hereof by the Company or any of its officers, directors, employees, Affiliates or agents in connection with the transactions contemplated by this Agreement or otherwise. Notwithstanding anything contained in this Agreement to the contrary, and without implication that the contrary would otherwise be true, the Company expressly acknowledges and agrees that, from and after the filing of the 8-K Filing (and regardless of any redactions permitted pursuant to the first sentence of this Section 5.02), neither any Deerfield Party nor any affiliate of any Deerfield Party shall have (unless expressly agreed to by such Deerfield Party after the date hereof in a written definitive and binding agreement executed by the Company and the Holder or customary oral (confirmed by e-mail) “wall cross” agreement), any duty of trust or confidence with respect to, or a duty not to trade in any securities while aware of, any MNPI or any other information regarding the Company or any other Deerfield Party. The Company understands and acknowledges that each Deerfield Party, its affiliates and Persons acting on their behalf will rely on the representations, warranties, covenants, provisions and agreements set forth in this Section 5.03 in effecting transactions in the Common Shares and other securities of the Company and of other Persons.

Section 5.03.    Legends.

(a)    Restrictive Legend. Each Holder understands that until such time as the resale of the Common Shares has been registered under the Securities Act as contemplated by the Registration Rights Agreement or the Common Shares otherwise may be sold pursuant to Rule 144 under the Securities Act or an exemption from registration under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Common Shares may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such securities):

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, EXCEPT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, INCLUDING PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OR PURSUANT TO A PRIVATE SALE EFFECTED UNDER SECTION 4(a)(7) OF THE SECURITIES ACT OR APPLICABLE FORMAL OR INFORMAL SEC INTERPRETATION OR GUIDANCE, SUCH AS A SO-CALLED “4[(a)](1) AND A HALF SALE.” NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

(b)    Removal of Restrictive Legends. The Common Shares (and any certificates or electronic book entries evidencing the Common Shares) shall not contain or be subject to (and a Holder shall be entitled to removal of) any legend (or stop transfer or similar instruction) restricting the transfer thereof (including the legend set forth in Section 5.04(a)) and shall not be subject to any stop-transfer instructions: (A) while a registration statement (including a Registration Statement, as defined in the Registration Rights Agreement) covering the sale or resale of such Common Shares is effective under the Securities Act, or (B) if the Holder provides customary paperwork to the effect that it has sold, or is selling substantially contemporaneously with the delivery of such paperwork, such securities pursuant to such a registration statement or Rule 144 under the Securities Act, or (C) if such Common Shares are eligible for sale under Rule 144(b)(1) under the Securities Act as set forth in customary, non-affiliate paperwork provided by the Holder, or (D) if at any time on or after the date hereof the Holder certifies that it is not an “affiliate” of the Company (as such term is used under Rule 144) and that the Investor’s (a “Rule 144 Affiliate”), and has not been a Rule 144 Affiliate for the preceding three (3) months, and that the Holder’s holding period for purposes of Rule 144 (including, for the avoidance of doubt, subsection (d)(3)(ii) thereof) is at least six (6) months, or (E) if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC) as determined in good faith by counsel to the Company or as set forth in a legal opinion delivered by a nationally recognized counsel to the Holder (collectively, the “Unrestricted Conditions”). The Company shall cause its counsel to issue a legal opinion to the Transfer Agent, promptly after the Registration Statement Effective Date, or at such other time as any of the Unrestricted Conditions has been satisfied, if the Transfer Agent requires such an opinion to effect the issuance of the Common Shares without a restrictive legend or removal of the legend hereunder. The Company agrees that following the Registration Statement Effective Date or at such other time as any of the Unrestricted Conditions is met or such legend is otherwise no longer required under this Section 5.04(b), it will, no later than the earlier of (x) two (2) Trading Days and (y) the number of Trading Days comprising the Standard Settlement Period following the delivery by the Holder to the Company or the Transfer Agent of the Common Shares issued with a restrictive legend, deliver or cause to be delivered to the Holder or its designee the Common Shares free from all restrictive and other legends (or similar notations) by crediting the account of the Holder’s prime broker with DTC, through its DWAC system. For purposes hereof, “Registration Statement Effective Date” shall mean the date that the first Registration Statement covering the Common Shares that the Company is required to file pursuant to the Registration Rights Agreement has been declared effective by the SEC.

Section 5.04.    Taxes. Company shall be responsible for timely paying all present or future stamp, court or documentary, intangible, recording, filing or similar taxes that arise from any payment or issuance made under, from the execution, delivery, performance or enforcement of, or otherwise with respect to, this Agreement, including the issuance of the Common Shares to the Holders. Any and all payments pursuant to this Agreement shall be made free and clear of and without deduction for any taxes except as required by applicable tax law.

Section 5.05.    Expenses. Company shall promptly reimburse the Deerfield Parties for all of their out-of-pocket, costs, fees and expenses, including legal fees and expenses (collectively, “Expenses”), incurred in connection with the negotiation and drafting of this Agreement, the Registration Rights Agreement and any other agreement, document or instrument entered into in connection herewith or therewith and the consummation of the transactions contemplated hereby and thereby; provided, however, that in no event shall Company be obligated to reimburse any Expenses in excess of $30,000.

ARTICLE VI.

MISCELLANEOUS

Section 6.01.    Entire Agreement. This Agreement (including the exhibits and schedules hereto) and the Registration Rights Agreement constitute the entire agreement, and supersede all other prior and contemporaneous agreements and understandings, both oral and written, among Deerfield Parties and Company with respect to the subject matter hereof.

Section 6.02.    Amendments and Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed by the parties hereto. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

Section 6.03.    Successors and Assigns. This Agreement shall bind and inure to the respective successors and permitted assigns of the parties hereof. No party hereunder may assign its rights or obligations hereunder without the prior written consent of the other parties hereto, except that each Holder may assign or otherwise transfer its rights hereunder in respect of any Common Shares or any portion of its Pro Rata Share of the Post-Closing Cash Payment to any Person (in each case, in whole or in part); provided that such Holder agrees in writing with the transferee or assignee to assign such rights, and such assignee or transferee agrees in writing to accept such rights subject to, and to be bound by, the terms of this Agreement, and a copy of such agreement is furnished to the Company after such transfer or assignment. This Agreement shall be binding upon, and subject to the terms of the foregoing sentence, inure to the benefit of the parties hereto, their permitted successors, legal representatives and assigns. Any assignment or attempted assignment not in accordance with this Section 6.03 shall be null and void.

Section 6.04.    Notices. Any notices required or permitted to be given under the terms hereof shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by electronic mail and shall be effective five (5) days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service), or when delivered by electronic mail (so long as such transmission does not generate an error message or notice of non-delivery), in each case addressed to a party as follows (or such other address or electronic mail address provided by such party to such other parties pursuant to the below (or such later address, or electronic mail address provided in accordance herewith):

If to Company:

Windtree Therapeutics, Inc.

2600 Kelly Road, Suite 100

Warrington, PA 18976-3622

Attn: Craig Fraser, CEO & Chairman

E-mail: [*]

With a copy (which shall not constitute notice) to:

Goodwin Procter LLP

680 Eighth Avenue

New York, NY 10018

Attention: Justin Platt
Email: [*]

If to any Deerfield Party:

c/o Deerfield Management Company, L.P.

345 Park Avenue South, 12th Floor

New York, NY 10010

Attn: Legal Department

Email: [*]

With a copy (which shall not constitute notice) to:

Katten Muchin Rosenman LLP

525 West Monroe Street

Chicago, IL 60661

Attn: Mark D. Wood and Jonathan D. Weiner

Email: [*] and [*]

Section 6.05.    Applicable Law; Consent to Jurisdiction.

(a)    As part of the consideration and mutual promises being exchanged and given in connection with this Agreement, the parties hereto agree that all claims, controversies and disputes of any kind or nature arising under or relating in any way to the enforcement or interpretation of this Agreement or to the parties’ dealings, rights or obligations in connection herewith, including disputes relating to the negotiations for, inducements to enter into, or execution of, this Agreement, and disputes concerning the interpretation, enforceability, performance, breach, termination or validity of all or any portion of this Agreement shall be governed by the laws of the State of New York without regard to any choice or conflicts of laws principles that would result in the application of the substantive laws of any other jurisdiction.

(b)    The parties hereto agree to submit to the exclusive jurisdiction of the commercial division, New York State Supreme Court, or the federal courts, in each case sitting in the City of New York, borough of Manhattan (and, in each case, the applicable state and federal appeals courts sitting in the City of New York or, if not available or applicable, the State of New York), which shall hear any dispute, claim or controversy arising in connection with or related to this Agreement, including the validity, breach, enforcement or termination hereof. With respect to any such disputes, claims or controversies, each of the parties hereby irrevocably:

(i)    submits itself and its property, generally and unconditionally. To the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action in any court or tribunal other than the aforesaid courts;

(ii)    waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding (A) any claim that it is not personally subject to the jurisdiction of the above named court for any reason other than the failure to serve process in accordance with this Section 6.05, (B) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in any such court (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (C) to the fullest extent permitted by the applicable law, any claim that (1) the suit, action or proceeding in any such court is brought in an inconvenient forum, (2) the venue of such suit, action or proceeding is improper or (3) this Agreement, or the subject matter hereof, may not be enforced in or by any such court; and

(iii)    WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (II) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) SUCII PARTY MAKES THIS WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.05.

(iv)    Notwithstanding the foregoing in this Section 8.05, a party may commence any action or proceeding in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts.

Section 6.06.    Counterparts; Effectiveness. This Agreement and any amendment hereto may be executed and delivered in any number of counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. In the event that any signature to this Agreement or any amendment hereto is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof. No party hereto shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that such signature was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf’ format data file as a defense to the formation or enforceability of a contract, and each party hereto forever waives any such defense.

Section 6.07.    No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon the Person (other than the parties to this Agreement) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 6.08.    Specific Performance. The parties to this Agreement agree that irreparable damage would occur and that the parties to this Agreement would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties to this Agreement shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case without the necessity of posting bond or other security or showing actual damages, and this being in addition to any other remedy to which they are entitled at law or in equity.

Section 6.09.    Effect of Headings. The section and subsection headings herein are for convenience only and not part of this Agreement and shall not affect the interpretation thereof.

Section 6.10.    Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid under Applicable Law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

Section 6.11.    Further Assurances. The Company and the Deerfield Parties hereby agree, from time to time, as and when requested by another party, to execute and deliver or cause to be executed and delivered, all such documents, instruments and agreements, including secretary’s certificates, stock powers and transfer agent instructions, and to take or cause to be taken such further or other action, as such party may reasonably deem necessary or desirable in order to carry out the intent and purposes of this Agreement.

Section 6.12.    No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

Section 6.13.    Interpretative Matters. Unless otherwise indicated or the context otherwise requires, (i) all references to Sections, Schedules or Exhibits are to Sections, Schedules, Appendices or Exhibits contained in or attached to this Agreement, (b) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, (c) the words “hereof,” “herein” and words of similar effect shall reference this Agreement in its entirety, and (d) the use of the word “including” in this Agreement shall be by way of example rather than limitation.

[Signature pages follow]

IN WITNESS WHEREOF, each party hereto has caused this Exchange and Termination Agreement to be duly executed as of the date first written above.

THE COMPANY:
WINDTREE THERAPEUTICS, INC.
By: /s/ Craig Fraser
Name: Craig Fraser
Title: President and CEO

DEERFIELD PRIVATE DESIGN FUND II, L.P.
By: Deerfield Mgmt, L.P., its General Partner
By: J.E. Flynn Capital, LLC, its General Partner
By: /s/ David J. Clark
Name: David J. Clark
Title: Authorized Signatory

DEERFIELD PRIVATE DESIGN INTERNATIONAL II, L.P.
By: Deerfield Mgmt, L.P., its General Partner
By: J.E. Flynn Capital, LLC, its General Partner
By: /s/ David J. Clark
Name: David J. Clark
Title: Authorized Signatory
DEERFIELD PDI FINANCING II, L.P.
By: Deerfield Mgmt, L.P., its General Partner
By: J.E. Flynn Capital, LLC, its General Partner
By: /s/ David J. Clark
Name: David J. Clark
Title: Authorized Signatory

SCHEDULE I

	Pro Rata Share	Closing Cash Payment	Post-Closing Cash Payment	Common Shares
Deerfield PDI Financing II, L.P.	53.4%	$53,400.00	$53,400.00	324,817
Deerfield Private Design Fund II, L.P.	46.6%	$46,600.00	$46,600.00	283,455
Total	100.00%	$100,000	$100,000	608,272

SCHEDULE II

CAPITALIZATION

	Conversion and Exercise Price	Expiration Date	Agreement Date
Authorized Shares
Preferred Stock			5,000,000
Common Stock			120,000,000
Outstanding Shares and Derivatives
Common Stock			7,408,547
Warrants
2023 April Public Offering	$ 2.93	04/24/28	4,238,906
2023 February Warrant Repricing	$ 10.76	07/21/28	44,492
2023 January Warrant Repricing	$ 10.76	06/20/28	192,344
2021 March Public Offering	$ 180.00	03/25/26	95,609
2021 February National Warrants	$ 412.50	02/09/24	3,400
2020 May Public Offering (Series J)	$ 398.75	05/22/25	51,978
2019 December PIPE (Series I)	$ 604.50	12/06/24	22,075
2018 Aerosurf Warrant (Series H)	$ --	02/14/24	19,702
2018 April Financing (Series C)	$ 828.00	04/04/25	903
2017 February Financing (Series A-1)	$ 4,110.00	02/15/24	2,350
2014 Battelle Collaboration	$ 210,000.00	10/10/24	24
Employee Options
2023 August grant	$ 1.21	08/23/33	213,200
Other	> $23.50	05/19/24 - 06/07/32	64,194
	Grant Price	Vesting Date	Agreement Date
Employee RSUs
2023 August RSUs	$ 1.21	08/23/24, 08/23/25, 08/23/26	142,133
2022 March RSUs	$ 51.00	02/28/24, 02/28/25	5,166
Fully Diluted Equity Capitalization			12,505,023
Treasury Stock			1

Schedule II

Exhibit A

REGISTRATION RIGHTS AGREEMENT